Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-17721, 333-72953, and 333-72339) of
     Closure Medical Corporation of our report dated February 9, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


     /s/ PricewaterhouseCoopers LLP
     Raleigh, North Carolina
     March 30, 2001